Exhibit 10.15

EXECUTION VERSION

ASSET SALE AGREEMENT

This Asset Sale Agreement (“Agreement”) made as of the February 14, 2020 by and among FOOTPRINT INTERNATIONAL HOLDCO, INC., a Delaware corporation, FOOTPRINT INTERNATIONAL, LLC, a Delaware limited liability company, FOOTPRINT, LLC, a Delaware limited liability company, and FOOTPRINT SOUTH CAROLINA, LLC, a Delaware limited liability company (each, individually and collectively, “Seller”), with its principal place of business at 250 E. Germann Road, Gilbert, Arizona 85297, and Trinity Capital Inc., a Maryland corporation (“Buyer”), with its principal place of business at 3075 West Ray Road, Suite 525, Chandler, Arizona 85226.

RECITALS

WHEREAS, Seller is the owner of the equipment listed on Exhibit A hereto, incorporated herein by this reference (the “Equipment”) free and clear of any liens and encumbrances thereon, and WHEREAS, Seller has agreed to sell the Equipment to Buyer, and Buyer has agreed to purchase the Equipment from Seller, for a total purchase price of $18,000,000, such sale and purchase being contingent in part upon Seller and Buyer entering into a Master Lease Agreement dated as of February 14, 2020 (the “Master Lease Agreement”) and related Schedule No.1-1 (the “Schedule”) in the forms of Exhibit B and Exhibit C, respectively, pursuant to which Buyer will lease the Equipment to Seller and Seller will lease the Equipment from Buyer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Sale and Purchase of the Equipment

Seller agrees to sell, and Buyer agrees to purchase, the equipment set forth on Exhibit A attached hereto and incorporated herein by this reference (the “Equipment”), all of which shall be deemed assigned to Buyer on the Closing Date, as that term is defined in Paragraph 7 hereof.

2. Terms of Sale

The total purchase price to be paid by Buyer for the Equipment is Eighteen Million Dollars and 00/100 ($18,000,000) to be paid by Buyer to Seller upon the parties’ execution and delivery of the Bill of Sale, the Master Lease Agreement and the Schedule.

3. Conditions Precedent

The obligation of Buyer to consummate the transactions contemplated by this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with any of which or the occurrence of any of which may be waived in whole or in part by Buyer in writing):

A. Seller’s execution and delivery to Buyer coincident with the Closing of a Bill of Sale in the form and substance of Exhibit D (the “Bill of Sale”) hereto transferring the Equipment to Buyer free and clear of all liens, mortgages, pledges, encumbrances and other charges.

B. [Reserved],

C. The execution by Seller coincident with the Closing and delivery to Buyer of the Master Lease Agreement and the Schedule, pursuant to which Seller will lease the Equipment from Buyer subject to the terms of the Schedule and the Master Lease Agreement. Seller and Buyer acknowledge that the Equipment shall remain in the possession of Seller after Closing pursuant to the terms of the Master Lease Agreement.

D. Seller’s delivery to Buyer of the resolutions duly executed by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement, the Master Lease Agreement, the

Schedule, landlord waivers, the Bill of Sale, a warrant granting to Buyer the right to purchase 26,852 shares of the common stock of Seller (the “Warrant”), and the other agreements, instruments and certificates to be delivered by Seller pursuant to this Agreement.

E. The execution by Seller coincident with the Closing and delivery to Buyer of Master Lease Agreement, Schedule, the Warrant, the Lease Documents and the other agreements, instruments and certificates to be delivered by Seller pursuant to this Agreement.

F. Each and every material representation and warranty of Seller contained in this Agreement and in the Master Lease Agreement and the Lease Documents shall be true in all respects on the day that they were made and on the Closing Date.

G. Seller shall have performed and complied in all material respects with all covenants and conditions required by this Agreement and the Master Lease Agreement to be performed on or prior to the Closing Date.

H. No action or proceeding shall have been instituted before any court or governmental agency to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated herein.

I. [Reserved],

J. There is no Event of Default (as defined in the Master Lease Agreement) existing under the Master Lease Agreement, the Schedule or the Lease Documents.

4. Representations and Warranties of Seller

The representations and warranties of Seller contained in this Agreement will survive the Closing and shall be deemed to have been relied upon by Buyer, irrespective of any investigation conducted by Buyer or information received by Buyer. Seller makes the following representations and warranties to Buyer:

A. Seller is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

B. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action, as required under applicable law and no further corporate authorization is necessary on the part of Seller for the execution, delivery, performance or consummation of this Agreement.

C. Seller has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

D. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller do not violate any provision of law applicable to Seller or conflict with the Certificate of Incorporation, bylaws, indenture, mortgage, deed of trust, or any agreement or instrument to which Seller is a party or by which Seller, its assets or properties is or may be bound.

E. No approval of any governmental authority or administrative agency is necessary to authorize the execution of this Agreement by Seller or the consummation of the transactions contemplated hereby.

F. This Agreement is a valid and binding agreement of Seller enforceable in accordance with its terms.

G. After giving effect to the closing of the transactions contemplated by the Master Lease Agreement, Seller has good and marketable title to the Equipment free and clear of all liens, mortgages, pledges, encumbrances and any other third-party claims or charges.

H. The fair salable value of Seller’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Seller’s liabilities; Seller is not left with unreasonably small capital after the transactions in this Agreement; and Seller is able to pay its debts (including trade debts) as they mature.

I. There are no judgments, liens, actions, mortgages, encumbrances or proceedings pending or threatened against the Equipment or Seller.

5. Risk of Loss

Seller assumes all risk of loss with respect to the Equipment due to fire or other casualty up to time of the Closing. After the Closing, the risk of loss with respect to the Equipment shall remain with Seller pursuant to the terms of the Master Lease Agreement and the Schedule. In the event any material loss of the Equipment occurs prior to the Closing Date, either Buyer or Seller shall have the right to terminate this Agreement on written notice to the other. Upon such termination there shall be no further liability on the part of Seller or the Buyer hereunder.

6. Indemnification

Seller and Buyer agree to indemnify and hold each other harmless against any and all costs, including actual reasonable attorneys’ fees, arising out of any material misstatement or breach of this Agreement; provided that no party shall be liable forthe payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements to the extent that the foregoing is found by a final and nonappealable judgment of a court of competent jurisdiction to have directly resulted from such party’s gross negligence, willful misconduct or bad faith. This indemnification and all other indemnifications made by either party hereunder shall survive the Closing Date.

7. Closing.

On the date hereof (the “Closing Date”) each of the parties shall execute and deliver all instruments necessary to consummate this Agreement. At anytime, and from time to time after the Closing Date, without the payment of any further consideration, the parties shall duly execute, acknowledge, and deliver all documents, agreements, and/or instruments and will take such other reasonable action consistent with the terms of this Agreement, as may be necessary forthe purpose of giving effect to this Agreement.

8. Bulk Sales Provisions

The parties have been informed of the bulk sale provisions of Article 6 of the Uniform Commercial Code and both have agreed that such provisions are not applicable to the transaction contemplated by this Agreement and waive compliance with the same.

9. Termination of Agreement

This Agreement may be terminated and the obligations to consummate this transaction cancelled at any time prior to the Closing Date by the mutual written consent of Buyer and Seller.

10. Captions

Captions and section headings used herein are for convenience only, and are not a part of this Agreement, and shall not be used in construing it.

11. Severability

If any provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and, to that extent, the provisions of this Agreement are intended to be and shall be deemed severable.

12. Expenses

Except as specifically agreed to in writing by the parties, each party hereto shall pay its own expenses incident to this Agreement and the transactions evidenced hereby, including, but not limited to, all fees of its legal counsel and accountants, whether or not such transactions shall be consummated.

13. Successors and Assigns

Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the prior written consent of the other party, provided the Buyer can assign this Agreement to an affiliate without notice or consent from the Seller. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

14. Notices

Any notices pursuant to this Agreement shall be sent via Certified Mail, Return Receipt Requested, to the respective addresses of the parties set forth hereinabove.

15. Governing Law

This Agreement has been entered into and shall be construed and governed in accordance with the laws of the State of Arizona. Venue for any legal actions arising in regard to the transactions contemplated by this Agreement shall be in the State and Federal courts in Arizona.

16. Entire Agreement

This Agreement and the other agreements contemplated hereby set forth the entire understanding of the parties and supersede all prior and contemporaneous agreements, undertakings or discussions, whether oral or written. This Agreement may not be changed except by a written document signed by both parties.

17. Counterparts; Facsimile Signatures

This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission, and a facsimile of this Agreement or of a signature of a party will be effective as an original.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

SELLER:

FOOTPRINT INTERNATIONAL HOLDCO, INC.,
a Delaware corporation

By:	/s/ Doug Guilbeau
Name: Doug Guilbeau
Title: COO

FOOTPRINT INTERNATIONAL, LLC,
a Delaware limited liability company

By:	/s/ Doug Guilbeau
Name: Doug Guilbeau
Title: COO

FOOTPRINT, LLC,
a Delaware limited liability company

By:	/s/ Doug Guilbeau
Name: Doug Guilbeau
Title: COO

FOOTPRINT SOUTH CAROLINA, LLC,
a Delaware limited liability company

By:	/s/ Doug Guilbeau
Name: Doug Guilbeau
Title: COO

BUYER:

TRINITY CAPITAL INC.,
a Maryland corporation

By:
Name: Steven L. Brown
Title: Chief Executive Officer

[Signature Page to Asset Sale Agreement]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

SELLER:

FOOTPRINT INTERNATIONAL HOLDCO, INC.,
a Delaware corporation

By:
Name:
Title:

FOOTPRINT INTERNATIONAL, LLC,
a Delaware limited liability company

By:
Name:
Title:

FOOTPRINT, LLC,
a Delaware limited liability company

By:
Name :
Title:

FOOTPRINT SOUTH CAROLINA, LLC,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

TRINITY CAPITAL INC.,
a Maryland corporation

By:	/s/ Steven L. Brown
Name: Steven L. Brown
Title: Chief Executive Officer

[Signature Page to Asset Sale Agreement]

EXHIBIT A

TO

ASSET SALE AGREEMENT

EQUIPMENT

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT B

TO

ASSET SALE AGREEMENT

MASTER LEASE AGREEMENT

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT C

TO

ASSET SALE AGREEMENT

SCHEDULE No. 1-1

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]

EXHIBIT D

TO

ASSET SALE AGREEMENT

BILL OF SALE

[Intentionally omitted pursuant to Item 601(a)(5) of Regulation S-K]